             CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
                                 Between
                    UNIVIEW TECHNOLOGIES CORPORATION,
                      FOUNDERS EQUITY GROUP, INC.,
                           DONALD F. MOOREHEAD
                                   and
                           GEORGE O. MOOREHEAD
                        Dated as of May 14, 1999

     CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 14, 1999, between uniView Technologies Corporation, a Texas corporation (the "Company"), Founders Equity Group, Inc., ("Founders"), Donald F. Moorehead, and George O. Moorehead. Founders, Donald F. Moorehead and George O. Moorehead are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, shares of the Company's 6% Series 1999-C Convertible Preferred Stock, par value $1.00 per share (the "Series 1999-C Preferred").

     IN   CONSIDERATION  of  the  mutual  covenants  contained  in   this
Agreement, the Company and each Purchaser agree as follows:

                                ARTICLE I

                  PURCHASE AND SALE OF PREFERRED SHARES

     1.1  Purchase and Sale.

      (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company 44 shares of Series 1999-C Preferred (the "Series 1999-C Shares").

     (b) The Series 1999-C Preferred shall have the respective rights, preferences and privileges set forth and incorporated into a Certificate of Designation (the "Series 1999-C Designation") to be approved by the Purchasers and the Company's Board of Directors and filed by the Company with the Secretary of State of Texas.

     For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" and "Trading Day" and shall have the meanings set forth in the Series 1999-C Designation.

     1.2   Purchase  Price.     The purchase price  per  Share  shall  be
$25,000.

     1.3  Closing.

           (i) The closing of the purchase and sale of the Series 1999-C Shares (the "Series 1999-C Closing") shall take place on May 14, 1999. The date of the Series 1999-C Closing is hereinafter referred to as the "Series 1999-C Closing Date." At the Series 1999-C Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, forty-four (44) Series 1999-C Shares for an aggregate purchase price of $1,100,000 (the "Series 1999-C Purchase Price").

           (ii) At the Series 1999-C Closing, (a) immediately after receipt of the Purchase Price therefor, the Company shall deliver to each Purchaser stock certificates representing the Series 1999-C Shares purchased by such Purchaser as set forth next to such Purchaser's name on
Schedule 1 attached hereto, each registered in the name of such Purchaser, and all other documents, instruments and writings required to have been delivered at or prior to the Series 1999-C Closing by the

Company pursuant to this Agreement, dated the date hereof, by and between the Company and the Purchasers, and (b) each Purchaser shall deliver to the Company (i) the portion of the Series 1999-C Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series 1999-C Closing Date, and (ii) all documents, instruments and writings required to have been delivered at or prior to the Series 1999-C Closing by such Purchaser pursuant to this Agreement.

                               ARTICLE II

                     REPRESENTATIONS AND WARRANTIES

     2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchasers:

     (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Texas, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

     (b) Authorization; Enforcement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (c) Issuance of Shares. The Shares are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has and, at all times while the Shares are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement and the Certificate of Designation with respect to the number of Shares issued and outstanding at the Closing Date. The shares of Common Stock issuable upon conversion of the Shares, which may be issued as payment of dividends on the Shares are collectively referred to herein as the "Underlying Shares." When issued in accordance with the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

     (d) No Conflicts. The execution and delivery of this agreement and the performance of the obligations imposed hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Company or Company's properties, will not conflict with, constitute a default under, or result in the breach of, any contract agreement or other instrument to which the Company is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this agreement.

     (e) Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the approval of the Company's Board of Directors and the filing of the Certificate of Designation with respect to the Preferred Stock with the Secretary of State of Texas, (ii) the filing of Underlying Shares Registration Statements with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in this Agreement, (iii) the application(s) or any letter(s) acceptable to the Nasdaq Stock Market for the listing of the Underlying Shares with the Nasdaq Stock Market (and with any other national securities exchange or market on which the Common Stock is then listed), and (iv) any filings, notices or registrations under applicable state securities laws.

     (f) Litigation; Proceedings. Except as specifically set forth in the SEC Documents (as defined below), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Preferred Stock or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     (g) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     (h) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely-basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Purchasers by the Company.

     (i)   Seniority.   No class of equity securities of the  Company  is
senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise.

     (j) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (k) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement, except as otherwise agreed in writing. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this

Section 2.1(k) that may be due in connection with the transactions contemplated by this Agreement.

     (l) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares or the Underlying Shares other than the SEC Documents or (ii) solicited any offer to buy or sell the Shares or the Underlying Shares by means of any form of general solicitation or advertising. None of the information provided to the Purchasers by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (m) Rights of Participation. No Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

     2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

     (a) Organization; Authority. Such Purchaser is an individual or a corporation duly incorporated or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

     (b) Investment Intent. Such Purchaser is acquiring the Shares and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or Underlying Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Underlying Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

     (c) Purchaser Status. At the time such Purchaser was offered the Shares, and at each Closing Date, (i) it was and will be, an "accredited investor" as defined in Rule 501 under the Securities Act, or (ii) such Purchaser either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Underlying Shares, and had and will have so evaluated the merits and risks of such investment.

     (d) Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and the Underlying Shares and, at the present time, is able to afford a complete loss of such investment.

     (e) Access to Information. Each Purchaser acknowledges access to the SEC Documents.

     (f) Reliance. Each Purchaser understands and acknowledges that (i) the Shares are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under
Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

     The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 2.2.

                               ARTICLE III

                     OTHER AGREEMENTS OF THE PARTIES

     3.1  Transfer Restrictions.

      (a) If any Purchaser should decide to dispose of Shares (and upon conversion thereof any of the Underlying Shares) held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares or any Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Shares by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

     (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD

     EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     The Underlying Shares issuable upon conversion of Shares or as payment of dividends thereon shall not contain the legend set forth above if the conversion of such Shares or the payment of such dividends occurs at any time while the Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Shares Registration Statement at such time, if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

     3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

     3.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or the Underlying Shares to any Purchaser.

     3.4  Listing and Reservation of Underlying Shares.

     (a) The Company shall, if the Company's Common Stock is then listed on the Nasdaq Stock Market, (i) within a reasonable time after the Closing Date file with the Nasdaq Stock Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the Nasdaq Stock Market covering and listing the Underlying Shares,
(ii) take all steps necessary to cause the Underlying Shares to be approved for listing in the Nasdaq Stock Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing.

     (b) The Company shall reserve for issuance upon conversion of the Shares and for payment of dividends thereupon in shares of Common Stock pursuant to the terms of the Certificate of Designation the number of shares to be listed on the Nasdaq Stock Market (and such other national securities exchange or market on which the Common Stock is then listed or traded). Shares of Common Stock reserved for issuance upon the conversion of the Shares shall be allocated pro rata to each of the Purchasers in accordance with the amount of Shares issued and delivered to such Purchaser at Closing, as applicable.

     3.5 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Shares or Underlying Shares otherwise required under this Agreement or any applicable Certificate of Designation would be prohibited by the relevant provisions of the Texas Business Corporation Act, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the 10th day after such redemption notice until such redemption price is paid in full, interest on any such unpaid amount shall accrue at the rate of 15% per annum.

     3.6 Conversion Obligations of the Company. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the Certificate of Designation.

     3.7 Restrictions on Transactions. Purchasers shall not convert any shares of 1999-C Preferred Stock and shall not sell any shares of the Company's Common Stock until August 14, 1999.

     3.8  Registration Rights.

      (a) Piggyback Registration. If, at any time during the six (6) month period following the Closing Date, the Company shall file a registration statement with the SEC, the Company shall give Purchasers prior notice of the filing of such registration statement. If requested by Purchasers in writing within five (5) business days after receipt of any such notice, the Company shall register all or, at each Purchaser's option, any portion of the Underlying Shares, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Underlying Shares through the facilities of the Nasdaq Stock Market, and will use its best reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the Company believes in good faith that the distribution of all or a portion of the Underlying Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account or pursuant to previous commitments made to other investors, then Purchaser shall delay the offering and sale of the Underlying Shares (or the portions thereof so designated) for such period.

      (b) Demand Registration. If, at any time after the six (6) month period following the Closing Date, the Company shall receive a written request from each Purchaser to register the sale of all or part of such Underlying Shares, the Company shall, as promptly as practicable prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Underlying Shares through the facilities of the Nasdaq Stock Market, and will use its best reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. The registration statement filed by the Company pursuant to this section may include securities sold by the Company or on behalf of persons other than Purchaser.

                               ARTICLE IV

                               CONDITIONS

     4.1 (a) Conditions Precedent to the Obligation of the Company to Sell the Series 1999-C Shares. The obligation of the Company to sell the Series 1999-C Shares hereunder is subject to the satisfaction or waiver by the Company, at or before the Series 1999-C Closing, of each of the following conditions:

            (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Series 1999-C Closing Date, as though made on and as of such date;

           (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Series 1999-C Closing; and

            (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Series 1999-C Shares. The obligation of each Purchaser hereunder to acquire and pay for the Series 1999-C Shares is subject to the satisfaction or waiver by such Purchaser, at or before the Series 1999-C Closing, of each of the following conditions:

           (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Series 1999-C Closing Date as though made on and as of such date;

           (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Series 1999-C Closing;

            (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement; and

           (iv) Required Approvals. All Required Approvals shall have been obtained;

                                ARTICLE V

                              MISCELLANEOUS

     5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

     5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, if any, and the Certificate of Designation contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth below each parties' name on Schedule 1, or such other address as may be designated in writing hereafter, in the same manner, by such person.

     5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares outstanding. The
Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

     5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. No Purchaser may assign this Agreement (other than to an Affiliate of such Purchaser) or any rights or obligations hereunder without the prior written consent of the Company, except that any Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section
2.2. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights hereunder.

     5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of Dallas, Texas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

     5.9 Survival. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Shares pursuant to this Agreement and any conversion of Shares.

     5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     5.11 Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent, except as may be required by law.

     5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     5.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     5.15 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement and the transactions contemplated hereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement or such transactions (other than the representations made in this Agreement), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

      IN WITNESS WHEREOF, the parties hereto have caused this Convertible
Preferred  Stock  Purchase  Agreement  to  be  duly  executed  by   their
respective authorized persons as of the date first indicated above.

                              UNIVIEW TECHNOLOGIES CORPORATION

                                   By:
                              Name:     Patrick A.  Custer
                              Title:    President

                              FOUNDERS EQUITY GROUP, INC.

                                   By:
                              Name:
                              Title:

                              DONALD F. MOOREHEAD

                              GEORGE O. MOOREHEAD

                               Schedule 1

Company:

uniView Technologies Corporation
10911 Petal Street
Dallas, Texas 75238
Attn: Patrick A.  Custer

Purchasers:

Founders Equity Group, Inc.
2602 McKinney Ave., Suite 220
Dallas, TX 75204
Series 1999-C Purchase Price       -    $550,000
Series 1999-C Shares               -    22

Donald F. Moorehead
2602 McKinney Ave., Suite 220
Dallas, TX 75204
Series 1999-C Purchase Price       -    $275,000
Series 1999-C Shares               -    11

George O. Moorehead
2602 McKinney Ave., Suite 220
Dallas, TX 75204
Series 1999-C Purchase Price       -    $275,000
Series 1999-C Shares               -    11